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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                FEBRUARY 9, 2001

                         COMMISSION FILE NUMBER 0-27920

                              Garden Botanika, Inc.
                              ---------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Washington                                91-1464962
               ----------                                ----------
   (STATE OR OTHER JURISDICTION OF            (IRS EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)


                              8624 154th Avenue NE
                            Redmond, Washington 98052
                            -------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (425) 881-9603
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS.

On February 9, 2001, Garden Botanika, Inc. (the "Company") filed a motion seeking U.S. Bankruptcy Court approval of the sale for $1.325 million of certain of the Company's manufacturing assets, trade names, trademarks, formulas, the Company's Web site and other intangible assets to Schroeder & Tremayne, Inc., a St. Louis, Missouri based marketer and manufacturer of personal care and related products ("Schroeder"), or a qualified overbidder or combination thereof. A hearing on the motion is scheduled for February 28, 2001.

The Company has also begun the closure of 109 store locations and intends to apply the proceeds of its store liquidation sales to reduce the Company's debt. It is anticipated that all stores will be closed by May 7, 2001.

Copies of the Company's press release announcing its filing for the approval of its sale to Schroeder, as well as a copy of its letter of intent with Schroeder, are attached as Exhibits to this filing.


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SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            GARDEN BOTANIKA, INC.

                                            Registrant

February 12, 2001                           /s/ William L. Lawrence, Jr.
-----------------                           ----------------------------
Date                                        William L. Lawrence, Jr.
                                            President
                                            (Principal Executive Officer and
                                            Principal Financial and
                                            Accounting Officer)